AMERICAN INDEPENDENCE CORP. COMMON STOCK TRANSMITTAL FORM

   This form should only be used for exchanging certificates representing old shares of American Independence Corp. for certificates representing new shares.

It should NOT be used to participate in the tender offer for shares of American
                               Independence Corp.

Effective February 13, 2003 (the "Effective Time"), following approval of stockholders, American Independence Corp. (the "Company") effected a one-for-three reverse stock split. As a result, each three shares of old Company common stock - that is, common stock outstanding prior to the reverse split - owned by a stockholder was exchanged for one share of new Company common stock - that is, shares outstanding after the reverse split. Cash will be paid in lieu of any fractional shares. The amount of payment will equal the product of (i) the fraction of a share multiplied by three and (ii) the average of the closing prices per share of old Company common stock for the 10 trading days immediately preceding the date that is five days prior to the Effective Time, as reported on the Nasdaq National Market. No interest shall be payable on cash payments for fractional shares. This Transmittal Form must accompany your certificates representing shares of old Company common stock in order to exchange these shares for shares of new Company common stock in connection with the reverse split. See instructions on the reverse side.

I/we, the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Company common stock represented by the enclosed certificates on the effective date of the reverse split and have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form.

Please complete the back if you would like to transfer ownership or request special mailing.

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(1)   Signature: This form must be signed by the registered holder(s) exactly as their name(s) appear(s) above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.


X_______________________________________________________________________________
Signature of Shareholder              Date             Daytime Telephone #


X_______________________________________________________________________________
Signature of Shareholder              Date             Daytime Telephone #
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(2)                           SUBSTITUTE FORM W-9
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PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

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If the Taxpayer ID Number printed
above is INCORRECT OR if the        ->                       |_|_|_|_|_|_|_|_|_|
space is BLANK write in the
CORRECT number here.
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Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.


Signature:                                    Date:
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(3)                     Certificate No(s).      Number of Shares of Common Stock
List only
certificate(s)
being surrendered
with this form.


                        TOTAL CERTIFICATED SHARES
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(4)   Total Certificated Shares Presented ______________________________________
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           ^ DO NOT DETACH-FOLD ONLY AND INSERT IN PROVIDED ENVELOPE ^

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(5)   AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF
                                    INDEMNITY
   THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

Complete this Section only if you cannot locate some or all of your American Independence Corp. common stock certificate(s). Please print clearly.

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           TOTAL SHARES LOST >                                                          Taxpayer ID or Social Security Number
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Please Fill In Certificate No(s). if Known      Number of Shares of Common Stock
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                       Attach separate schedule if needed
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By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities"
described in this Transmittal Form. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of.
I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in this
Transmittal Form, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I /We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company
(the Surety), Mellon Investor Services LLC, American Independence Corp., and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Agreement of Indemnity is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance
Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.


X Signed by Affiant (stockholder)_______________________________________________
                                   (Deponent) (Indemnitore) (Heirs Individually)

on this (date)__________________________________________________________________
                        Month               Day               Year

Social Security #_______________________________Date____________________________

Notary Public___________________________________________________________________

                 Lost Securities Premium/Service Fee Calculation

     If the share value is under $1,000, there is a $50.00 Service Fee only.

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
1.    Enter the number of shares that are lost:_______________________ x (Cash Rate) $2.38 = $______________ Share Value*

*If the Share Value exceeds $500,000, or if the shareholder is foreign or deceased, do not continue with calculation.
Contact Mellon Investor Services.

2.    Please Enter Share Value $______________________________ (Share Value) x (3%) or .03 = $______________ Surety Premium
      Multiply by 3% (.03) for Surety Premium.

3.    Add $50.00 for service fee ........................................................... $         50.00 Service Fee

      Total Amount Due (Add Lines 2 & 3) ................................................... $______________ Total Fee

Please make all checks payable to: Mellon Investor Services, 85 Challenger RD, Ridgefield Park, NJ 07660. Any checks over $250.00 must be in the form of a certified check, cashier's check or money order.
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

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                                      (6)
                          Special Transfer Instructions

If you want your shares to be issued in another name, fill in this section with the information for the new account name. If you want multiple accounts, list them on a separate sheet.


________________________________________________________________________________
                  Name (Please Print First, Middle & Last Name)


________________________________________________________________________________
         Address                                (Number and Street)


________________________________________________________________________________
                            (City, State & Zip Code)


________________________________________________________________________________
                 (Tax Identification or Social Security Number)

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                                      (7)
                          Special Mailing Instructions


Fill in ONLY if mailing to someone other than the under signed or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and/or check(s) to:

________________________________________________________________________________
                  Name (Please Print First, Middle & Last Name)


________________________________________________________________________________
         Address                                (Number and Street)


________________________________________________________________________________


________________________________________________________________________________
                            (City, State & Zip Code)

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                                      (8)
                          Signature Guarantee Medallion


________________________________________________________________________________
                   (Title of Officer Signing this Guarantee)


________________________________________________________________________________
                       (Name of Guarantor - Please Print)


________________________________________________________________________________
                          (Address of Guarantor Firm)


________________________________________________________________________________

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           ^ DO NOT DETACH-FOLD ONLY AND INSERT IN PROVIDED ENVELOPE ^

          INSTRUCTIONS FOR COMPLETING THE COMMON STOCK TRANSMITTAL FORM

(1) Sign and date this Transmittal Form in Box 1 on the front side of the form and return this Transmittal Form and your stock certificates in the enclosed envelope.

(2) PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 30% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. taxpayer, please complete the IRS Form W-8BEN.

(3) Please indicate the certificate number(s) and share(s) you are presenting in Box 3.

(4) Please indicate the total number of certificated share(s) of American Independence Corp. common stock you are presenting in Box 4.

(5) If you cannot locate some or all of your stock certificates, please follow the instructions provided and complete Box 5, the Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity section, on the front side of the form.

(6) If you want to change the ownership of your certificated shares, complete the Special Transfer Instructions in Box 6.

(7) Complete Box 7 only if your shares and/or check(s) are to be delivered to a person other than the registered holder or to a different address.

(8)   Signature(s) in Box 6 or Box 7 must be medallion guaranteed.

                     HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone - 9:00 a.m. to 5:30 p.m., New York time, Monday through Friday, except for bank holidays:

      From within the U.S., Canada or Puerto Rico: 1-888-566-9477 (Toll Free) From outside the U.S.: 201-329-8660 (Collect)

                   WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

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
By Mail:                             By Overnight Courier:                By Hand:

Mellon Investor Services LLC         Mellon Investor Services LLC         Mellon Investor Services LLC
Attn: Reorganization Dept.           Attn: Reorganization Dept.           Attn: Reorganization Dept.
P.O. Box 3300                        85 Challenger Road                   120 Broadway, 13th Floor
South Hackensack, NJ 07606           Mail Drop-Reorg                      New York, NY 10271
                                     Ridgefield Park, NJ 07660
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